Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this amendment no. 1 to Registration Statement on Form F-3 (No. 333- 237496) of Bioceres Crop Solutions Corp of our report dated October 3, 2019 relating to the consolidated financial statements, which appears in Bioceres Crop Solutions Corp's Annual Report on Form 20-F for the year ended June 30, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Price Waterhouse & Co. S.R.L.

/s/ GABRIEL MARCELO PERRONE
Gabriel Marcelo Perrone
Partner

Rosario, Argentina

April 7, 2020